Exhibit 99.1

AMENDMENT NO. 3 TO

MASTER REPURCHASE AGREEMENT

This Amendment No. 3 (this “Amendment”), dated as of June 22, 2012, amends that certain Master Repurchase Agreement, dated as of May 17, 2011 (the “Agreement”), as previously amended by that certain Amendment No. 1, dated September 8, 2011, and that certain Amendment No. 2, dated May 15, 2012, among TH TRS Corp., as seller (the “Seller”), Two Harbors Investment Corp., as guarantor (the “Guarantor”), and Barclays Bank PLC, as purchaser and agent (the “Purchaser”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.

WHEREAS, pursuant to Section 28 of the Agreement, the parties hereto desire to amend the Agreement as described below;

WHEREAS, this Amendment is not effective until the execution and delivery of this Amendment by the parties hereto;

WHEREAS, as of the date of this Amendment, each of the Seller and the Guarantor represents to Purchaser that it is in compliance with all of the representations and warranties and is not in default under the Agreement, and the Seller represents to Purchaser that it is in compliance with all of the affirmative and negative covenants set forth in the Agreement.

NOW, THEREFORE, pursuant to the provisions of the Agreement concerning modification and amendment thereof, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed among the Seller, the Guarantor and the Purchaser as follows:

Section 1. Amendment of Agreement.

(a) The defined term “Eligible Mortgage Loan” in Section 2 of the Agreement is hereby amended by deleting clause (3) and replacing it with the following:

(3) with respect to Mortgage Loans other than Non-Hedge Mortgage Loans, if such Mortgage Loan is not a Forward Eligible Asset subject to the Forward AAA Securities Agreement or to a similar agreement approved by Agent in its sole discretion; and

(b) Section 2 of the Agreement is hereby amended by replacing the defined term “Forward AAA Securities Agreement” with the following:

“Forward AAA Securities Agreement” means that Amended and Restated Forward AAA Securities Agreement, dated as of December 28, 2011, between the Seller and the Purchaser, relating to securities expected to be issued and backed by certain Purchased Assets, as the same may be amended, modified or supplemented from time to time.

(c) Section 2 of the Agreement is hereby amended by replacing the defined term “Material Adverse Effect” with the following:

“Material Adverse Effect” means (a) a Material Adverse Change with respect to Seller or Guarantor, as applicable, (b) a material impairment of the ability of Seller, Guarantor or any of their respective Affiliates that is a party to any Program Document to perform under any Program Document to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Document against Seller or Guarantor, as applicable, or any of their respective Affiliates that is a party to any Program Document; or (d) a material adverse effect on the Market Value of the Purchased Assets.

(d) The defined term “MLPA” in Section 2 of the Agreement is hereby amended by deleting “, approved by the Agent in its sole discretion,”.

(e) Section 2 of the Agreement is hereby amended by adding the following defined term:

“Non-Hedge Mortgage Loan” means an Eligible Mortgage Loan not subject to the Forward AAA Securities Agreement or similar agreement.

(f) The defined term “Program Documents” in Section 2 of the Agreement is hereby amended by adding “, all Servicer Instruction Letters” immediately following “Electronic Tracking Agreement”.

(g) Section 2 of the Agreement is hereby amended by adding the following defined term:

“Servicer Instruction Letter” means a letter agreement among Seller, Purchaser and each Servicer or interim servicer of Purchased Loans substantially in the form of Exhibit F attached hereto, in which such Persons acknowledge Purchaser’s ownership interest in the Purchased Loans, and each Servicer or interim servicer agrees to service the Purchased Loans on behalf of Purchaser in accordance with the related Servicing Agreement and to remit any collections with respect to such Purchased Loans to the Collection Account or as Purchaser may otherwise direct from time to time.

(h) The defined term “Servicing Agreement” in Section 2 of the Agreement is hereby amended by deleting the phrase “in form and substance acceptable to Purchaser and Seller, among Purchaser,” and replacing it with the phrase “by and between”.

(i) Section 3(a) of the Agreement is hereby amended by adding the phrase “other than with respect to any Eligible Mortgage Loan subject to an Eligible Mortgage Loan Commitment Fee committed for purchase hereunder in accordance with Section 4 herein” immediately following the phrase “any Transactions hereunder”.

(j) Section 4 of the Agreement is hereby amended by replacing the first sentence of the first paragraph with the following:

At the option of Seller, prior to entering into a Transaction the parties shall execute a confirmation no later than one (1) Business Day prior to the Purchase Date, which confirmation shall be in a form that is mutually agreeable to Purchaser and Seller and shall specify such terms, including, without limitation, the Purchase Date, the Purchase Price, the Pricing Rate therefor and the Repurchase Date (a “Confirmation”).

(k) Section 7(c) of the Agreement is hereby amended by replacing the entire sentence with “[RESERVED]”.

(l) Section 7(f) of the Agreement is hereby amended by replacing “section 7(b)” with “Section 7(a)” and adding the following sentence to the end of the section:

Purchaser shall deliver notice of any such Variation Margin (including the calculations of the amounts therein) to Seller at the same time Purchaser delivers notice of any Margin Call or Margin Excess in accordance with Section 7(a).

(m) Section 10(b)(i)(D) of the Agreement is hereby deleted and replaced with the following:

(D) (i) Seller has delivered any related MLPA to Purchaser, (ii) Purchaser has received and approved any MLPA with respect to the sale of Mortgage Loans to Seller in excess of $2,000,000 and (iii) the Servicing Agreement related to any Servicer Instruction Letter is acceptable to Purchaser;

(n) Section 11 of the Agreement is hereby amended by deleting “5,” in the final sentence.

(o) Section 14(v) of the Agreement is hereby amended by deleting the final sentence and replacing it with the following:

Purchaser shall bear all of its own or its agents’ or designees’ costs and expenses associated with such due diligence related to all Mortgage Loans other than Non-Hedge Mortgage Loans; Seller shall bear all such costs and expenses of Purchaser associated with such due diligence related to Non-Hedge Mortgage Loans.

(p) Section 17(b) of the Agreement is hereby amended by deleting the sentence and replacing it with the following:

(b) Seller either fails to repurchase the Purchased Assets on the applicable Repurchase Date or fails to perform its obligations under Section 7 within two (2) Business Days, or under the last sentence of Section 15 within five (5) Business Days, of the earlier of (x) Seller’s receipt of written notice from Purchaser or Custodian of such breach or (y) the date on which Seller obtains actual knowledge of the facts giving rise to such breach;

(q) Section 17(c) of the Agreement is hereby amended by adding the phrase “(other than as set forth in clause (b) above)” immediately following “remit to Purchaser when due any payment”.

(r) Section 18 of the Agreement is hereby amended by adding the phrase “(provided, that the Repurchase Date shall be deemed immediately to occur upon the occurrence of an Event of Default pursuant to Section 17(f)) immediately following “rights and remedies” in the first paragraph.

(s) Section 23(a) of the Agreement is hereby amended by adding the phrase “with respect to Non-Hedge Mortgage Loans” immediately following “all collateral review” in the second sentence.

(t) Section 33 of the Agreement is hereby amended by adding “Servicing Released” immediately prior to “Mortgage Loans” in the third paragraph.

(u) Section 36 of the Agreement is hereby amended by deleting the last sentence and replacing it with the following:

Purchaser and/or Agent shall bear the due diligence costs and expenses incurred pursuant to this Section 36; provided that Seller shall bear the due diligence costs and expenses with respect Non-Hedge Mortgage Loans.

Section 2. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. After this Amendment becomes effective, all references in the Agreement (or in any other document relating to the Mortgage Loans) to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such Agreement shall be deemed to be references to such Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

Section 3. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 4. Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

Section 5. Representations. In order to induce the Purchaser to execute and deliver this Amendment, each of the Seller and the Guarantor hereby represents to Purchaser that as of the date hereof (i) it is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS EXCEPT SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7. Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, each undersigned party has caused this Amendment No. 3 to the Master Repurchase Agreement to be duly executed by one of its officers thereunto duly authorized as of the date and year first above written.

TH TRS CORP., as Seller

By:	/s/ Brad Farrell
Name: Brad Farrell
Title: Vice President and Treasurer

TWO HARBORS INVESTMENT CORP., as Guarantor

By:	/s/ Brad Farrell
Name: Brad Farrell
Title: Chief Financial Officer

BARCLAYS BANK PLC, as Purchaser and Agent

By:	/s/ Joseph O’Doherty
Name: Joseph O’Doherty
Title: Director